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EXHIBIT 5.1

                     [BRAND FARRAR & BUXBAUM LLP LETTERHEAD]

                                 August 28, 2000

Spatializer Audio Laboratories, Inc.
20700 Ventura Boulevard, Suite 134
Woodland Hills, California  91364

        Re:     Registration Statement on Form S-1 MEF.

Ladies and Gentlemen:

        We have acted as counsel to Spatializer Audio Laboratories, Inc. (the "Company"), with respect to the filing of the Company's Registration Statement on Form S-1 MEF (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the resale of an aggregate of up to 611,786 additional shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), by certain stockholders of the Company. The Shares consist of 210,000 shares of Common Stock underlying warrants issued in connection with $210,000 in various loans made to the Company, exercisable at $.12 per share and 401,786 shares of Common Stock underlying a $225,000 Convertible Note, with a conversion rate of $.56 per share. This opinion is delivered to you in connection with the Registration Statement for the aforementioned resales.

        As such counsel, we have examined such documents and records of the Company as we deemed necessary as a basis for the opinion set forth herein, and we are familiar with actions anticipated to be taken by the Company in connection with the authorization and issuance of the Shares.

        With respect to the issuance of the Shares by the Company, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the respective terms of the notes and the warrants, as the case may be, and against receipt of the consideration stipulated therefor, which will not be less than the par value of the Shares.

        Based on such examination, in reliance thereon, subject to the foregoing assumptions, and subject to compliance with applicable state securities laws, we are of



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                     [BRAND FARRAR & BUXBAUM LLP LETTERHEAD]


Spatializer Audio Laboratories, Inc.
August 28, 2000
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the opinion that the Shares, when issued by the Company and paid for in the manner described in the Registration Statement, will be, validly issued, fully paid and nonassessable.

        The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                            Very truly yours,

                                            /s/  Brand Farrar & Buxbaum LLP

                                            BRAND FARRAR & BUXBAUM LLP